SCHEDULE 14A
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                          Baldwin Piano & Organ Company
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


BALDWIN PIANO & ORGAN COMPANY
422 Wards Corner Road
Loveland, Ohio  45140-8390
(513) 576-4500

PRESS RELEASE                                  FOR IMMEDIATE RELEASE
-------------                                  ---------------------

Contacts: Perry Schwartz                        Wes Truesdell
          Baldwin Piano                         The Dilenschneider Group
          (513) 576-4518                        (212) 922-0900


                    INSTITUTIONAL SHAREHOLDER SERVICES (ISS)
                      BACKS BALDWIN BOARD IN PROXY CONTEST

          ISS Agrees Hendricks Is Moving Baldwin in the Right Direction

     LOVELAND,  OH,  June 9, 1997 -- Baldwin  Piano and Organ  Company  (NASDAQ:
BPAO) today announced that Institutional Shareholder Services (ISS), the nation's most influential, independent proxy advisory service, has recommended that its institutional shareholder clients vote for Baldwin's slate of five directors, rejecting the five candidates proposed by Kenneth W. Pavia, Sr., general partner of Bolero Investments Group, L.P., and an 8.1 percent holder of Baldwin shares. Baldwin's Annual Meeting of Shareholders will be held in Cincinnati on June 12, 1997.

     In its analysis, ISS said, "[W]e believe management's efforts to turn the company around have been considerable, and we believe Baldwin has significant potential in the future . . . Baldwin has made significant strides toward modernizing its manufacturing capabilities and improving the overall operation of the company." Addressing the strategic plan Baldwin has in place, ISS indicated it concurred with the company's position that disrupting that plan by replacing the board would not be in shareholders' best interests," adding, "... the strategic plan and the improved results are moving the company in the right direction."

     Karen L. Hendricks, chairman and CEO of Baldwin said, "We are pleased that ISS, a neutral party that is well-versed in these matters, has endorsed Baldwin's slate of experienced and dedicated incumbent directors. ISS's thoughtful, independent assessment should weigh heavily on the balance of the vote. We are confident that shareholders who take a realistic look at their options will likewise vote to re-elect the current Baldwin board."

     She added, "Next Thursday's vote is a matter of re-electing a board that offers a clear-cut strategic plan for Baldwin's future, versus casting one's lot with a group of challengers who offer no plan, no new ideas and no experience in the music business."

     Institutional Shareholder Services, based in Bethesda, Maryland, is a longstanding advisor on proxy contents, corporate governance and related issues to many major institutional shareholders.

     Baldwin Piano & Organ Company has manufactured and marketed keyboard musical products for 135 years and has been providing consumer financing for its investments for nearly a century. The market leader in acoustic pianos in the United States, Baldwin also manufactures electronic and electro-mechanical components for Original Equipment Manufacturers.

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